                                                                    EXHIBIT 2(b)

                                    BYLAWS

                                  __________

                             Amended and Restated
                                March 22, 1997
                                  __________


                                   Preamble

  These Bylaws, as amended and restated hereby, and as the same may be amended from time to time as provided herein, govern the organization and conduct of the business and affairs of MD HealthShares Corporation (the "Corporation").


     PART 1--OFFICES

  (S) 1.1 OFFICES. The principal office shall be located at Suite 4400, 201
St. Charles Avenue, New Orleans, Louisiana 70170. The Corporation may establish and maintain offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

     PART 2--SHAREHOLDERS' MEETINGS

  (S) 2.1 PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the state of Louisiana, as may be designated by the Board of Directors and specified in the notice of the meeting.

  (S) 2.2 ANNUAL MEETING. An annual meeting of the shareholders shall be held each year at such time and place as the Board of Directors may designate, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

  (S) 2.3 NOTICE OF MEETINGS

     (a) General. Except as otherwise provided herein, by law, or the Articles of Incorporation of the Corporation, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given by the Secretary to all shareholders entitled to vote at such meeting at least ten (10) days and not more than sixty (60) days prior to the date fixed for the meeting. Such notice shall be given, by United States mail postage prepaid, to each shareholder of record of the Corporation at his, her or its last known address; provided, however, that any failure to mail notice of any regularly scheduled meeting, or any irregularity therein, shall not affect the validity of such meeting or of any of the proceedings thereat; and further provided that any notice may be waived in writing. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law, by the Articles of Incorporation of the Corporation, or by these Bylaws.

     (b) Waiver of Notice. Notice of any shareholders' meeting may be waived in writing by any shareholder at any time. The written waiver need not specify the purpose of or the business to be transacted at the meeting; and such notice shall be deemed to have been given to or waived by all shareholders present or represented at any such meeting except any shareholder who, at the beginning of the meeting, objects to the transaction of any business because the meeting is not lawfully called or convened.

     (c) Unlawful Communications. Notice need not be given to any shareholder with whom communication is made unlawful by any law of the United States of America or of the State of Louisiana or by any rule, regulation, proclamation, or executive order issued under any such law, and any action or meeting taken or held without notice to any such shareholder shall have the same force and effect as if notice had been given to him as otherwise required.

  (S) 2.4 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Board of Directors or upon the written request of any shareholder or shareholders holding in the aggregate at least Twenty Percent (20%) of the total voting power of the Corporation.

  (S) 2.5 NOTICE OF SPECIAL MEETINGS. Except as otherwise provided in (S) 2.4 hereof, or by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given by the Secretary to all shareholders entitled to vote at such meeting, at least 10 days and not more than 60 days prior to the day fixed for the meeting.

  (S) 2.6 VOTING. Each shareholder shall have one (1) vote for each share of stock having voting power registered in such shareholder's name on the books of the Corporation at the time of the meeting or on the record date for the determination of shareholders entitled to vote at the said meeting if the Board of Directors shall have fixed such a record date. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting shall be produced on the request of any shareholder. There is no cumulative voting.

  (S) 2.7 QUORUM. Except as otherwise provided by law or the Articles of Incorporation, the presence, in person or by proxy, of the holders of one-half of the total voting power of issued stock shall be requisite and shall constitute a quorum at all meetings of the shareholders.

  (S) 2.8 VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holder of a majority of issued stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, of the Articles of Incorporation of the Corporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

  (S) 2.9 PROXIES. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, filed with the Secretary at or before the meeting, and bearing a date not more than six months prior to the meeting. A proxy shall be revocable at will unless otherwise validly provided by agreement or by any provision of the proxy. The proxy holder need not be a shareholder of the Corporation.

  (S) 2.10 ADJOURNMENT. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

  (S) 2.11 ABSENCE OF QUORUM. If a meeting cannot be organized because a quorum has not attended, a majority of those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of (S)
2.10 hereof.

  (S) 2.12 RECORDS OF MEETINGS, ELECTIONS AND OTHER MATTERS. A record shall be made of the shareholders represented in person and by proxy, after which the shareholders shall proceed to the election of directors, if the meeting is the annual meeting or such election is one of the purposes of the special meeting, and to the transaction of any other business that may properly come before the meeting. A record of the shareholders' meeting, giving the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, and the names or proxies, shall be entered into the records of the meeting in the minute book of the Corporation. This record shall show the number of shares voted for each resolution or voted for each candidate for director.

  (S) 2.13 SHARES HELD BY CORPORATION OR PARTNERSHIP. A corporation owning shares in this Corporation may vote the same by its president, any vice-president, secretary, or treasurer, or by proxy appointed in writing by any of such officers, unless some other person appointed by bylaws or resolution of the board of directors to vote the shares shall produce a certified copy of such bylaws or resolution, in which case the other person shall be entitled to vote the shares. A partnership owning shares in this Corporation may vote the same by its managing partner or by any other person so authorized by resolution adopted by such partnership or the governing body thereof.

     PART 3--DIRECTORS

  (S) 3.1 CONSTITUTION; AUTHORITY. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board may exercise all powers and authority of the Corporation and do all such lawful acts and things which are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be done by the shareholders. The directors shall be elected at the annual meeting of the shareholders and shall hold office for one year and until their successors are elected to and qualified for office. No director need be a shareholder.

  (S) 3.2 NUMBER AND TERM OF DIRECTORS AND QUALIFICATIONS

     (a) Number of Directors. The Corporation shall have a Board of Directors of fifteen (15) natural persons. The Board of Directors shall have the power to decrease or increase the number of directors by amendment to the Bylaws. No decrease in the number of directors authorized by these Bylaws shall have the effect of shortening the term of any incumbent director nor of reducing the number of directors below the minimum number permitted by the Articles of Incorporation of the Corporation. With respect to any increase in the number of directors authorized by these Bylaws, the total number of authorized directors shall not exceed the maximum number permitted by the Articles of Incorporation of the Corporation, and, so long as the filling of any and all vacancies created thereby is in compliance with (S) 3.5, the Board of Directors may immediately fill the vacancies thus created by the vote of a majority of directors then holding office, and the additional directors so elected shall serve until such time as they are subject to re-election, and their respective successors are elected and qualified.

     (b)Term Classes of the Directors. The directors shall be divided into three classes, to-wit, Class I, Class II and Class III (each a "Term Class" and collectively the "Term Classes"). Each Term Class shall consist of four directors who shall be elected by the holders of the Junior Preferred Voting Stock of the Corporation ("Voting Preferred") (each a "Class A Director") and one director who shall be elected by the holders of the Class B Common Stock of the Corporation (the "Class B Director"); provided that, if there should be no Class B Common Stock shareholder of the Corporation, all five directors in a Term Class shall be elected by the Voting Preferred shareholders.

     (c) Terms of Directors. Except as set forth below with respect to the initial terms of the directors, the directors of the Corporation shall serve three year terms.

     (d) Initial Terms of Directors.   Notwithstanding the provisions of
  (S) 3.2(c), the initial term of the Class I directors shall expire on the date of the 1997 annual shareholders' meeting of the Corporation, and the Class I directors elected at that meeting shall be elected for full three year terms; the initial term of the Class II directors shall expire on the date of the 1998 annual shareholders' meeting of the Corporation, and the Class II directors elected at that meeting shall be elected for full three year terms; and the initial term of the Class III directors shall expire on the date of the 1999 annual shareholders' meeting of the Corporation, and the Class III directors elected at that meeting shall be elected for full three year terms.

     (e) Term Limits. No director of the Corporation may be elected to a third consecutive three-year term as a director. A director who is disqualified from reelection as a director by virtue of this (S) 3.2(e) may stand again for election as a director of the Corporation three years or more after the end of his or her last term as a director.

  (S) 3.3 VOTING. All directors shall have one vote on all corporate matters.

  (S) 3.4 VACANCIES

     (a) Automatic Vacancies. The office of a director shall become vacant if he or she dies or resigns.

     (b) Declared Vacancies. The Board of Directors may declare vacant the office of a director if he or she: (1) is interdicted or adjudicated an incompetent; (2) is adjudicated a bankrupt; (3) becomes incapacitated by illness or other infirmity to perform his duties for a period of six months or longer; (4) ceases at any time to have the qualifications required by the Articles of Incorporation or Bylaws; or (5) is convicted of a felony.

  (S) 3.5 FILLING VACANCIES. If a vacancy occurs with respect to the seat of a Class A or Class B Director (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of shareholders authorized in these Bylaws), the remaining Class A or Class B directors, respectively, as the case may be, may be a majority vote fill such vacancy for the unexpired term, provided that the holders of the Voting Preferred and the Class B Common Stock, respectively, as the case may be, shall have the right, at any special meeting called for such purpose prior to such action by the Board, to fill the vacancy.

  (S) 3.6 REMUNERATION. Directors, as such, shall receive such compensation for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board or of any committee thereof; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

  (S) 3.7 REMOVAL OF DIRECTORS. The holders of the Voting Preferred and the Class B Common Stock of the Corporation, respectively, as the case may be, by vote of a majority of the total voting power of either such class, as the case may be, at any special meeting called for that purpose, unless the Articles of Incorporation provide for a greater amount, may remove from office any one or more of the Class A or Class B directors, respectively, as the case may be, notwithstanding that his or her or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor for the unexpired term.

  (S) 3.8 EXECUTIVE COMMITTEE

      (a) Constitution and Composition. An Executive Committee shall be constituted from among the members of the Board of Directors, comprising each of the officers of the Corporation who are directors of the Corporation, and two additional members of the Board of Directors who shall be elected by the Board of Directors.

      (b) Authority. The Executive Committee shall have and may exercise, between meetings of the Board of Directors, all powers and authority of the Corporation as conferred upon the Board of Directors by the Articles of Incorporation or the Bylaws of the Corporation.

      (c) Meetings. Meetings of the Executive Committee may be called by the Chairman or the President, and shall be called by the President upon the request of a majority of the members of the Executive Committee, on reasonable prior notice given to each member of the Executive Committee, either personally or by telephone, mail, facsimile or other electronic communication. Such meetings of the Executive Committee may be held at such place as the person calling the meeting may direct or may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other.

      (d) Action by Consent. Any action which may be taken at a meeting of the Executive Committee may be taken by a consent in writing signed by all of the members of the Executive Committee and filed with the records of proceedings of the Executive Committee.

      (e) Minutes of Meetings. The Secretary of the Corporation shall, promptly following each meeting of the Executive Committee, prepare or cause to be prepared complete and accurate written minutes of such meeting, indicating the members of the Executive Committee in attendance and participating and recording all actions of the Executive Committee. Such minutes shall be submitted to and reviewed by the Board of Directors at the next meeting of the Board following each meeting of the Executive Committee.

  (S) 3.9 CONFLICT OF INTEREST

      (a) Statement of Policy. Any person who is a director, officer or employee of or has a significant financial interest in any health care financing entity which is or may reasonably be engaged in business in direct competition with the Corporation or any of its subsidiaries or affiliates, or who otherwise owes a fiduciary duty to any person, firm or entity in conflict with the fiduciary duty of an officer or director of the Corporation, shall be disqualified from election or service as a director or officer of the Corporation. Any director or officer of the Corporation who, during his or her term of office, becomes disqualified to hold such office pursuant to this Section shall be required to resign from office with the Corporation or may be removed from office upon a finding of disqualification by majority vote of the Board of Directors.

      (b)  Definitions.  As used in this Section --

           (1) a "health care financing entity" means any health maintenance organization, health insurance company, preferred provider organization or other association, organization or entity which provides any means, mechanism or plan for financing health care for residents of the state of Louisiana.

           (2) a "significant financial interest" means that such person or a member of such person's immediate family (a spouse or child):

                (A) holds, directly or indirectly, an ownership or investment interest established through debt, equity or other means, which represents, in dollar amount or value, one percent (1%) or more of the voting securities or interests of the equity in which such interest is held; or

                (B) receives compensation from the entity, pursuant to contract or otherwise, other than for professional medical services to individual patients as a health care provider on the same terms as all other similarly-situated providers with respect to members or enrollees of the entity's health plan.

      (c) Acknowledgment of Policy. Each director and officer of the Corporation, shall, upon election to and as a condition of assuming office and in such form as may be prescribed by the Board of Directors, execute an acknowledgment of the conflict of interest policy prescribed by these Bylaws and declare that they are not disqualified from serving in office pursuant to such policy.


     PART 4--MEETINGS OF THE BOARD

  (S) 4.1 PLACE OF MEETINGS. The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

  (S) 4.2 ORGANIZATIONAL MEETING. The Board of Directors shall have a meeting for the purpose of organization, election of officers and the transaction of business immediately following each annual shareholders' meeting at the same place as the annual meeting, and no notice to the continuing directors or the newly-elected directors of such meeting of the Board of Directors shall be necessary in order legally to constitute the meeting.

  (S) 4.3 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place either within or without the state of Louisiana as shall from time to time be determined by the Board.

  (S) 4.4 SPECIAL MEETINGS. Special meetings of the directors may be called by the Chairman and shall be called by the Chairman at the request of one-third of the directors of the Corporation, on two days' notice given to each director, either personally or by telephone, mail or telegram.

  (S) 4.5 TELEPHONE MEETINGS. Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or a committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate with each other. Participation in a meeting pursuant to this Subsection shall constitute presence in person at such meeting except where the person participates for the sole, express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. All participants in such a meeting, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting, by an electronic recording device or otherwise and the written transcript thereof, in order that minutes thereof shall be available for the records of the Corporation.

  (S) 4.6 QUORUM; VOTE REQUIRED. A number in excess of a majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the Articles of

Incorporation of the Corporation or these Bylaws, the acts of a majority vote of the directors present at a meeting at which a quorum is present shall be the acts of the Board.

  (S) 4.7 ACTION BY CONSENT. Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or such committee.

  (S) 4.8 VOTING BY PROXY. If the Articles of Incorporation so provide, a director absent from a meeting of the Board of Directors may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

     PART 5--NOTICES

  (S) 5.1 FORM OF NOTICE. Any written notice required or permitted by law, the Articles of Incorporation or the bylaws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director five business days after such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address.

  (S) 5.2 WAIVER OF NOTICE. Whenever any notice is required to be given by law or the Articles of Incorporation, or the bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     PART 6--OFFICERS

  (S) 6.1 APPOINTMENT. The officers of the Corporation shall be elected by the Directors and shall be a President, Secretary and Treasurer. The Corporation may but shall not be required to have one or more Vice-Presidents. Any two offices may be combined in one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

  (S) 6.2 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

  (S) 6.3 SALARIES. The compensation of all officers and agents of the Corporation shall be fixed by the Board.

  (S) 6.4 TERM OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the directors.

  (S) 6.5 CHAIRMAN OF THE BOARD. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors to serve at the pleasure of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors, shall have, and may exercise, those specific powers conferred by these Bylaws, and shall also have, and may exercise, such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

  (S) 6.6 DUTIES AND POWERS OF PRESIDENT. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. If a Chairman of the Board of Directors has not been elected, the President, if a director, shall preside at all meetings of the Board.

  (S) 6.7 DUTIES AND POWERS OF VICE-PRESIDENT. If a vice-president is elected, he shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President of the Board of Directors shall prescribe.

  (S) 6.8 DUTIES AND POWERS OF SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the

Board, and shall perform such other duties as may be prescribed by the Board or President. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

  (S) 6.9 DUTIES AND POWERS OF TREASURER. The Treasurer shall have the custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. Unless such duties are assigned by the Board to another officer, the Treasurer shall be the principal financial officer and the principal accounting officer of the Company.

     PART 7-STOCK

  (S)7.1 TRANSFER RESTRICTIONS ON JUNIOR PREFERRED VOTING STOCK. The Junior Preferred Voting Stock of the Corporation ("Voting Preferred") may not be sold, assigned, transferred or otherwise disposed of by any person except in compliance with the provisions of this (S) 7.1.

     (a) Restrictions on Transfer Following Exempt Offering. No shareholder who purchases a share of Voting Preferred in any offering made by the Corporation in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and/or the Louisiana Securities Law, as amended (the "LSL"), and/or pursuant to any rule or regulation of the Securities and Exchange Commission or the Louisiana Commissioner of Securities implementing or providing a safe harbor with respect to any such exemption, shall sell, transfer, assign or otherwise dispose of the Voting Preferred except in compliance with the restrictions, limitations and requirements imposed with respect to any such sale, assignment, transfer or other disposition under any such exemption, rule or regulation.

     (b) Prohibition Against Donations. No shareholder shall donate or otherwise gratuitously transfer, assign or dispose of the Voting Preferred to any person, and no such purported donation or other disposition shall be recognized by the Corporation or recorded on the stock transfer books of the Corporation. Voting Preferred transferred on the death of a shareholder shall be subject to redemption by the Company as provided in (S) 7.12.

     (c) Prohibition Against Transfers to Certain Persons. No shareholder shall sell, transfer, assign or otherwise dispose of the Voting Preferred to any person unless such person is both (i) a licensed doctor of medicine or a licensed doctor of osteopathy, and (ii) a member of the Louisiana State Medical Society, and does not own of record any shares of Voting Preferred (an "Eligible Purchaser"), and no shareholder shall sell, transfer, assign or otherwise dispose of the Voting Preferred to any Eligible Purchaser except in compliance with Section 7.1(d).

     (d)  Right of First Refusal.

          (i) No shareholder shall sell, transfer, assign or otherwise dispose of the Voting Preferred to any Eligible Purchaser unless such shareholder ("Selling Shareholder") shall first receive a bona fide written offer to purchase such stock, signed by the offering person (the "Offering Person") and stating: (A) that the Offering Person is an Eligible Purchaser as defined in (S) 7(c); (B) the price offered for the purchase of the Voting Preferred held of record by the Selling Shareholder (the "Price"); (C) that the payment of the Price shall be in cash and is not subject to any prior condition or contingency; and (D) that the Offering Person agrees that if the Corporation fails to exercise its right of first refusal under this
     (S) 7.1(d), and if for any reason the purchase and sale of the stock by and between such Selling Shareholder and such Offering Person is not consummated within 45 days from the date of delivery of the Notice of Proposed Sale (as defined below), the Corporation shall have the right during the 10 day period following such 45th day to tender one share of the Voting Preferred to such Offering Person and upon such tender the Offering Person shall be obligated to purchase such stock for the Price, payable to the Corporation in cash within two business days after the date of such tender (any such written bona fide offer, an "Eligible Offer").

          (ii) Immediately upon the receipt of any Eligible Offer, the Selling Shareholder, if such Shareholder wishes to sell his or her Voting Preferred to the Offering Person pursuant to the Eligible Offer, shall deliver a copy of the Eligible Offer to the Corporation, accompanied by such Selling Shareholder's written and signed notice to the Corporation that he or she intends to sell such stock to the Offering Person pursuant to the terms of the Eligible Offer (such notice, with the accompanying Eligible offer, the "Notice of Proposed Sale"). Such Notice of Proposed Sale shall be addressed to the President of the Corporation at the Corporation's principal executive offices and shall be deemed to have been delivered to the Corporation on the date of actual receipt thereof by the Corporation.

          (iii) Delivery of the Notice of Proposed Sale to the Corporation shall constitute the irrevocable offer and election of the Selling Shareholder to sell such Selling Shareholder's Voting Preferred to the Corporation for the First Refusal Price (as defined below) upon the Corporation's delivery of its Notice of Purchase (as defined below).

          (iv) The Corporation shall have 15 days from the date of its receipt of the Notice of Proposed Sale to deliver written notice to the Selling Shareholder that it will purchase such Shareholder's Voting Preferred for the First Refusal Price (such notice, the "Notice of Purchase"). The Notice of Purchase shall be deemed to have been delivered by the Company to the Selling Shareholder on the date of mailing of such Notice to the Selling Shareholder.

          (v)   The First Refusal Price shall be $1,000 ("Liquidation Value").

          (vi) The delivery of the Notice of Purchase by the Corporation shall constitute, ipso facto and with no additional action on the part of any person required, the sale of the Voting Preferred held by the Selling Shareholder to the Corporation, and such transfer shall be recorded on the stock transfer books of the Corporation without the necessity of the delivery or receipt of the certificate for such stock, which shall be automatically canceled.

          (vii) The First Refusal Price shall be paid by the Corporation to the Selling Shareholder within 10 days after delivery of the Notice of Purchase.

         (viii) If the Corporation fails to exercise its right of first refusal as set forth in this (S) 7.1, the Selling Shareholder shall have 30 days to consummate the sale of such Shareholder's Voting Preferred to the Offering Person, provided that if such sale is not effected in such 30-day period, the Selling Shareholder's Notice of Proposed Sale shall be void and such Shareholder may not therefore sell such stock without compliance with this
     (S) 7.1.

  (S) 7.2 LIMITATION ON OWNERSHIP OF VOTING PREFERRED. No person may own beneficially or of record more than one share of Voting Preferred.

  (S) 7.3. TRANSFER RESTRICTIONS ON CLASS A NON-VOTING COMMON STOCK.

      (a) Restrictions on Transfer Following Exempt Offering. No shareholder who purchases a share of Class A Non-Voting Common Stock ("Class A Stock") in any offering made by the Corporation in reliance upon an exemption from registration under the Securities Act and/or the Louisiana Securities Law and/or pursuant to any rule or regulation of the Securities and Exchange Commission or the Louisiana Commissioner of Securities implementing or providing a safe harbor with respect to any such exemption, shall sell, transfer, assign or otherwise dispose of the Class A Stock except in compliance with the restrictions, limitations and requirements imposed with respect to any such sale, assignment, transfer or other disposition under any such exemption, rule or regulation.

      (b) Prohibition Against Transfers to Certain Persons. No shareholder shall sell, transfer, assign, donate or otherwise dispose of the Class A Stock to any person who is not an Eligible Purchaser. The Corporation may refuse to authorize any transfer under this Section 7.3(b) unless the selling shareholder establishes to the Company's satisfaction that the proposed purchaser is an Eligible Purchaser.

      (c) Other Restrictions. The Board of Directors may impose additional transfer restrictions on the Class A Stock upon the issuance thereof.

  (S) 7.4 LIMITATION ON OWNERSHIP OF CLASS A NON-VOTING COMMON STOCK. No person and no group of persons acting in concert may own of record or beneficially more than 2% of the outstanding Class A Non-Voting Common Stock.

  (S) 7.5 ISSUANCE OF CLASS A NON-VOTING COMMON STOCK TO EXECUTIVE OFFICERS. The Board of Directors may approve the issuance of up to 6% of the outstanding Class A Stock to executive officers of the Corporation pursuant to stock options, stock grants, and other executive compensation plans.

  (S) 7.6 PROHIBITION AGAINST TRANSFER OF CLASS B COMMON STOCK. The Class B Common Stock of the Corporation may not be sold, assigned, transferred or otherwise disposed of by the holder thereof, provided that the Corporation may redeem such Class B Common Stock as provided in (S) 7.13.

  (S) 7.7  CERTIFICATES.

      (a) General. Certificates of stock in the Corporation, numbered, with the seal of the Corporation affixed thereto and signed by the President or a Vice President, and the Secretary, shall be issued to shareholders, and when stock is transferred, the certificate evidencing such transferred stock shall be returned to the Corporation, canceled, preserved, and a new certificate evidencing such new ownership shall be issued. Each certificate of stock shall have written upon its face that such certificate and the underlying ownership evidenced thereby is transferable only upon the books of the Corporation. If the stock certificates are countersigned by a transfer agent or by a registrar, the signatures of the corporate officers may be facsimiles. No certificate shall be invalid by reason of the fact that any officer whose real or facsimile signature appear thereon ceased to be an officer of the Corporation before the certificate was issued.

      (b) Legends. Every certificate of stock of the Corporation shall bear thereon a written legend stating that transfer of such stock is restricted by the provisions of these Bylaws, and, if applicable, a written legend stating any restriction on transferability imposed by the federal or state securities laws or by resolution of the Board of Directors.

  (S) 7.8 TRANSFER RECORDS. A stock transfer book shall be maintained by the Corporation, which book shall record all issuances, assignments and transfers of stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for a share fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and provided that the provisions of (S) 7.1 have been met in connection with such transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  (S) 7.9 REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the Corporation and its directors, officers and agents, may recognize and treat a person, firm , corporation or other entity registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person, firm, corporation or entity exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights attendant upon ownership of such shares shall not be affected by any actual or constructive notice which the Corporation or any of its directors, officers or agents, may have to the contrary.

  (S) 7.10 LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, mutilated, or destroyed, or mailed and not received, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated, destroyed or mailed and not received certificate, or his legal representative to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the replacement of the certificate alleged to have been lost, stolen, mutilated, or destroyed, or mailed and not received.

  (S) 7.11 RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, to receive a dividend, to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than 60 days and , if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than 10 days prior to the date on which the action requiring the determination of shareholders is to be taken. Except as the Board of Directors may provide otherwise, if no record date is fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting shall be the record date for such purpose, or for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose. A determination of shareholders entitled to notice of and to vote at a meeting shall apply to any adjournment thereof unless otherwise provided by the Board of Directors.

  (S) 7.12 DIVIDENDS. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, dividends upon the stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash or in property.

  (S) 7.13 REDEMPTION OF VOTING PREFERRED.

           (a) The Corporation may redeem, at its option and in its discretion, the Voting Preferred owned by any shareholder (a) who shall be deceased, or (b) who shall request in writing that the Corporation redeem his or her stock and who (i) shall have permanently retired from the practice of medicine and shall have been so retired for the one year period immediately preceding the date of such request, (ii) shall have been unable because of disability to practice medicine in a manner substantially consistent with such shareholder's manner of practice immediately preceding such disability for the one year period immediately preceding the date of such request, (iii) shall have lost his or her license to practice medicine in Louisiana for the one year period preceding the date of such request, (iv) shall have become divorced after his or her purchase of such stock, which stock shall have been the community property of such shareholder and his or her former spouse, or (v) shall have failed to meet the credentialing requirements of the Company's HMO or PPO. The price paid by the Corporation in redemption of the Voting Preferred as provided by this (S) 7.12 shall be the Liquidation Value of such stock (as defined in (S) 7.1(d)(v) (the "Redemption Price"); provided that the Company may, in its discretion, redeem Voting Preferred under clause (v) above for the purchase price paid by such shareholder for such stock. Such redemption shall be effective, ipso facto and with no any additional action on the part of any person required, upon the delivery by the Corporation of written notice of redemption ("Notice of Redemption") to the shareholder or his or her representative or successor, and such redemption shall be immediately recorded in the stock transfer books of the Corporation. The Notice of Redemption shall be deemed to have been delivered by the Corporation on the date of mailing of the Notice of Redemption. The Redemption Price shall be due and payable by the Corporation within 10 days after the date the Notice of Redemption shall have been given.

  (S) 7.14 REDEMPTION OF CLASS B COMMON STOCK. The Corporation may redeem, at its option and in its discretion, the Class B Common Stock at any time after receipt of the written request of the Class B Common Stockholder that such stock be redeemed. The redemption price for the Class B common stock shall be $100.

     PART 8--MISCELLANEOUS

  (S) 8.1 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

  (S) 8.2 FISCAL YEAR. The fiscal year of the Corporation shall be concurrent with the calendar year.

  (S) 8.3 SEAL. The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed upon or affixed to or otherwise reproduced on any instrument. Failure to impress, affix or reproduce the seal shall not, however, affect the validity of any instrument.


  (S) 8.4 CONFIDENTIALITY. No director, officer or employee of the Corporation shall disclose to any third person, firm or entity any information, data, records, plans, methods or techniques which are confidential or proprietary to the Corporation or any of its affiliates, without the explicit authorization of the Board of Directors of the Corporation. Authority to grant authorization for disclosure may, by resolution of the Board of Directors, be delegated by the Board of Directors to any officer of the Corporation of any of its affiliates.

     PART 9--INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (S) 9.1 GENERALLY. To the fullest extent authorized or permitted by La. Rev. Stat. (S) 12:227, as the same may hereafter be amended to broaden such authority, or as otherwise permitted by law, the Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal administrative, or investigative (including any action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another business or foreign corporation, partnership, joint venture or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines, penalties, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, subject only to such limitations and restrictions which the Corporation is compelled to observe by force of law. Such indemnification shall be a contract right in favor of each such person, as indemnitee, and shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with any such proceeding. In furtherance of the indemnification authorized and mandated herein, the Corporation may enter into contracts with any director or officer of the Corporation and may create a reserve or trust fund, grant a security interest, or employ any other means to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Part.

  (S) 9.2 INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification provided in this article shall not be exclusive of any other rights to which persons entitled to indemnification may otherwise be entitled, and the provisions of this Part shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Part and shall be applicable to proceedings commenced or continuing after adoption of this Part, whether arising from acts or omissions occurring before or after such adoption.

  (S) 9.3 PROCEDURE. In furtherance but not in limitation of the foregoing provisions of this Part, the following procedures and presumptions shall apply with respect to the advancement of expenses and the right to indemnification under this Part.

      (a) All reasonable expenses incurred by or on behalf of an indemnitee in connection with any proceeding shall be advanced to the indemnitee within 20 days after the receipt by the Corporation of a statement from the indemnitee requesting such advance from time to time, whether prior to or after final disposition of such proceeding. Such statement shall reasonably evidence the expenses incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses pursuant to this Part.

      (b) To obtain indemnification under this Part, an indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation as is reasonably available to the prospective indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. The determination of the indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the supporting documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the indemnitee has requested indemnification.
  The indemnitee's entitlement to indemnification under this Article shall be determined by a majority vote of the disinterested directors, if they constitute a quorum of the Board of Directors; by written opinion of independent counsel, if a quorum of the Board of Directors consisting of the disinterested directors is not obtainable; or as provided in paragraph (c) of this Section.

      (c) Except as otherwise expressly provided herein, the indemnitee shall be presumed to be entitled to indemnification under this Part upon submission of a request for an indemnification together with supporting documentation pursuant to paragraph (b) of this Section, and thereafter, the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under paragraph (b) of this Section to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the requests therefor together with supporting documentation, the indemnitee shall be entitled to indemnification unless the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or such indemnification is prohibited by law. Determination of any proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create a presumption that the indemnitee did not act in good faith.

  (S) 9.4 INSURANCE. The Corporation may procure insurance on behalf of any person who is or was an incorporator, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another business, nonprofit or foreign corporation, partnership, joint venture or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Business Corporations Law of Louisiana, as amended.

  (S) 9.5 REPEAL, AMENDMENT; PRESERVATION OF RIGHTS. Neither the repeal of or any amendment to the Sections of this Part shall apply to or have any effect on the obligation of the Corporation or on the entitlement of any person to indemnification in accordance with this Part for or with respect to any action, suit or proceeding, whensoever brought or asserted, arising out of any act or omission of such person occurring prior to such repeal or amendment, absent the express consent of such a person, or of the person's heirs or legal representatives, to such repeal or amendment.

     PART 10--AMENDMENTS

  (S) 10.1 PROCEDURE. These Bylaws may be adopted, changed, altered, amended or repealed by the vote of not less than two-thirds of the Board of Directors or not less than a majority of the shareholders at any regular, special or annual meeting of the Board of Directors or of the shareholders, provided notice of the proposed amendment or repeal be contained in the notice of such regular, special meeting and provided further that any such bylaws shall not be inconsistent with the provisions of the Articles of Incorporation of the Corporation or with any provision or requirement of law.

                                 CERTIFICATION
                                   OF BYLAWS
                                  __________

  I HEREBY CERTIFY, as the elected and appointed Secretary-Treasurer of MD Healthshares Corporation (the "Corporation") that the above and foregoing Bylaws truly, correctly and completely set forth the bylaws of the Corporation, as amended and restated by resolution of the Board of Directors of the Corporation on the 22nd day of March, 1997.

  New Orleans, Louisiana, this 22nd day of March, 1997.



                                           /s/  Lynn E. Hickman, M.D.
                                           --------------------------
                                              Lynn E. Hickman, M.D.
                                               Secretary-Treasurer

Attest:



/s/ James A. White III, M.D.
----------------------------
  James A. White III, M.D.
        President